EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
August 3, 2023

Centrus Reports Second Quarter 2023 Results

•Received Nuclear Regulatory Commission (NRC) authorization to produce High-Assay Low-Enriched Uranium (HALEU)
•Expect to complete Phase I HALEU production by the end of 2023
•Signed Memorandum of Understanding with TerraPower to accelerate HALEU production
•Net income of $12.7 million on $98.4 million in revenue, compared to net income of $37.4 million on $99.1 million in revenue in Q2 2022
•Consolidated cash balance of $212.5 million as of June 30, 2023

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported second quarter 2023 results. The Company reported net income of $12.7 million for the three months ended June 30, 2023, compared to net income of $37.4 million for the three months ended June 30, 2022. The net income per common share in the three months ended June 30, 2023 was $0.84 (basic) and $0.83 (diluted).

“This quarter Centrus achieved a major milestone, receiving NRC authorization to begin first-of-a-kind HALEU production.” said Centrus President and CEO Daniel B. Poneman. “We are on track to complete our initial HALEU production milestone by the end of the year. This will mark the first new US-technology, US-owned enrichment facility to launch operations since 1954. Meanwhile, bipartisan legislation to make a billion-dollar investment in building new U.S. uranium enrichment capacity is advancing in Congress. Momentum is building behind the consensus that it is high time to revitalize America’s nuclear energy supply chain. Centrus is working hard to answer that call.”

Financial Results

Centrus generated total revenue of $98.4 million and $99.1 million in the three months ended June 30, 2023 and 2022, respectively, a decrease of $0.7 million.

Revenue from the LEU segment was $87.6 million and $85.5 million in the three months ended June 30, 2023 and 2022, respectively, an increase of $2.1 million. The increase was primarily due to the $39.5 million increase in uranium revenue for the three months ended June 30, 2023, partially offset by a $37.4 million decrease in SWU revenue. The decrease in SWU revenue was due to a decrease in the average price of SWU sold, partially offset by an increase in the volume of SWU sold.

Revenue from the Technical Solutions segment was $10.8 million and $13.6 million in the three months ended June 30, 2023 and 2022, respectively, a decrease of $2.8 million. The decrease was primarily related to the transition from the HALEU Demonstration Contract to the HALEU Operation Contract in late 2022. In the three months ended June 30, 2023, the HALEU Operation Contract generated $10.4 million in revenue, whereas the HALEU Demonstration Contract generated $12.1 million in revenue for the same period in 2022.

Cost of sales for the LEU segment was $60.8 million and $26.1 million in the three months ended June 30, 2023 and 2022, respectively, an increase of $34.7 million. The increase was primarily due to a $34.6 million increase in uranium costs. SWU costs remained constant at $26.2 million, reflecting a decrease in the average unit cost of SWU sold, offset by an increase in the volume of SWU sold.

Cost of sales for the Technical Solutions segment was $9.6 million and $12.1 million in the three months ended June 30, 2023 and 2022, respectively, a decrease of $2.5 million. The decrease was related to a reduction in costs of approximately $10.0 million associated with the HALEU Demonstration Contract signed in 2019 and $1.7 million associated with other contracts, partially offset by $9.1 million of costs incurred for the HALEU Operation Contract signed in 2022.

Gross profit for the Company was $28.0 million and $60.9 million in the three months ended June 30, 2023 and 2022, respectively. The decrease for the three months ended June 30, 2023 was due primarily to the specific contract and pricing mix of SWU contracts and the timing of their deliveries quarter over quarter. This was reflected by a decrease in the average profit margin per SWU, partially offset by an increase in the volume of SWU sold and an increase in uranium gross profit.

HALEU Update

In June, Centrus announced that it had completed its NRC operational readiness review for HALEU production and received NRC approval to possess uranium at the Piketon, Ohio, site and to introduce uranium into the cascade of centrifuges Centrus has constructed. This is a critical milestone in advancing toward first-of-a-kind production of HALEU and means that Centrus remains on track to begin production by the end of 2023. This will be the first new U.S.-owned, U.S.-technology enrichment plan to begin production in 70 years.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by any worsening of the global business and economic environment as a result: risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures by the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), or entities (including private entities or persons), that could directly or indirectly impact our ability to obtain, deliver, or sell low enriched uranium (“LEU”) or the Separative Work Units (“SWU”) and natural uranium hexafluoride components of LEU under our existing supply contract with the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”) or make related payments or deliveries of natural uranium; risks related to the refusal of TENEX to deliver LEU to us if, among other reasons, TENEX is unable to receive payments, or to receive the return of natural uranium hexafluoride, as a result of any government, international or corporate actions or directions or other reasons; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize and at what level; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to our dependence on others, such as TENEX, under our commercial supply agreement with TENEX and a subsidiary of Orano Cycle (“Orano”), under deliveries under our long-term commercial supply agreement with Orano and other suppliers (including, but not limited to, transporters) who provide us the goods and services we need to conduct our business; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to our ability to sell or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and to contract terms that limit our ability to procure LEU for, or deliver LEU to customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks related to our reliance on third-party suppliers and service providers to provide essential products and services to us; risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions, global events or other factors including our lack of current production capability; risks related to uncertainty regarding our ability to commercially deploy a competitive enrichment technology; risks related to the potential for demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to the government’s inability to satisfy its obligations under the HALEU Operation Contract; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 8.25% Notes maturing in February 2027; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement, dated as of April 6, 2016, to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to actions, including reviews, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this news release and in our filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, under Part II, Item 1A - “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and in our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Separative work units	$48.1	$85.5	$106.9	$98.3
Uranium	39.5	—	39.5	4.9
Technical solutions	10.8	13.6	18.9	31.2
Total revenue	98.4	99.1	165.3	134.4
Cost of Sales:
Separative work units and uranium	60.8	26.1	95.7	40.9
Technical solutions	9.6	12.1	18.6	26.3
Total cost of sales	70.4	38.2	114.3	67.2
Gross profit	28.0	60.9	51.0	67.2
Advanced technology costs	4.1	3.5	7.5	4.6
Selling, general and administrative	7.8	8.3	18.1	15.8
Amortization of intangible assets	1.7	4.0	2.8	5.1
Special charges for workforce reductions	—	0.5	(0.1)	0.5
Operating income	14.4	44.6	22.7	41.2
Nonoperating components of net periodic benefit loss (income)	0.4	(3.4)	0.7	(6.7)
Interest expense	0.2	—	0.5	—
Investment income	(2.2)	(0.2)	(4.1)	(0.2)
Income before income taxes	16.0	48.2	25.6	48.1
Income tax expense	3.3	10.8	5.7	11.1
Net income and comprehensive income	12.7	37.4	19.9	37.0

Net income per share:
Basic	$0.84	$2.56	$1.33	$2.54
Diluted	$0.83	$2.51	$1.30	$2.48
Average number of common shares outstanding (in thousands):
Basic	15,161	14,587	15,002	14,567
Diluted	15,369	14,876	15,306	14,903

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended June 30,
	2023	2022
OPERATING
Net income	$19.9	$37.0
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	3.2	5.4
Accrued loss on long-term contract	(11.3)	(0.5)
Deferred tax assets	5.3	10.6
Equity related compensation	1.6	1.4
Revaluation of inventory borrowing	2.9	5.5
Changes in operating assets and liabilities:
Accounts receivable	29.2	5.1
Inventories	(54.8)	(10.7)
Inventories owed to customers and suppliers	12.0	(8.1)
Other current assets	15.2	(15.1)
Accounts payable and other liabilities	(2.1)	(8.0)
Payables under inventory purchase agreements	(9.8)	(37.9)
Deferred revenue and advances from customers, net of deferred costs	5.3	(30.6)
Pension and postretirement benefit liabilities	(1.2)	(10.0)
Other, net	(0.2)	(0.3)
Cash provided by (used in) operating activities	15.2	(56.2)

INVESTING
Capital expenditures	(0.7)	(0.5)
Cash used in investing activities	(0.7)	(0.5)

FINANCING
Proceeds from the issuance of common stock, net	23.2	—
Exercise of stock options	—	0.2
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	(1.9)	—
Payment of interest classified as debt	(3.1)	(3.1)
Other	(0.1)	(0.3)
Cash provided by (used in) financing activities	18.1	(3.2)

Increase (decrease) in cash, cash equivalents and restricted cash	32.6	(59.9)
Cash, cash equivalents and restricted cash, beginning of period	212.4	196.8
Cash, cash equivalents and restricted cash, end of period	$245.0	$136.9

Non-cash activities:
Reclassification of stock-based compensation liability to equity	$—	$10.6
Adjustment of right to use lease assets from lease modification	$4.2	$—
Property, plant and equipment included in accounts payable and accrued liabilities	$—	$0.2
Equity issuance costs included in accounts payable and accrued liabilities	$0.1	$—
Shares withheld for employee taxes	$1.1	$1.9

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$212.5	$179.9
Accounts receivable	9.0	38.1
Inventories	288.6	209.2
Deferred costs associated with deferred revenue	137.0	135.7
Other current assets	9.0	24.2
Total current assets	656.1	587.1
Property, plant and equipment, net of accumulated depreciation of $3.9 million as of June 30, 2023 and $3.6 million as of December 31, 2022	5.7	5.5
Deposits for financial assurance	32.3	32.3
Intangible assets, net	42.9	45.7
Deferred tax assets	21.5	26.8
Other long-term assets	3.5	8.1
Total assets	$762.0	$705.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$50.9	$65.5
Payables under inventory purchase agreements	33.8	43.6
Inventories owed to customers and suppliers	72.8	60.8
Deferred revenue and advances from customers	295.3	273.2
Current debt	6.1	6.1
Total current liabilities	458.9	449.2
Long-term debt	92.6	95.7
Postretirement health and life benefit obligations	83.8	84.5
Pension benefit liabilities	43.3	43.6
Advances from customers	32.8	46.2
Long-term inventory loans	74.1	48.7
Other long-term liabilities	9.0	11.7
Total liabilities	794.5	779.6

Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 14,806,438 and 13,919,646 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1.5	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of June 30, 2023 and December 31, 2022	0.1	0.1
Excess of capital over par value	179.8	158.1
Accumulated deficit	(214.0)	(233.9)
Accumulated other comprehensive income	0.1	0.2
Total stockholders’ deficit	(32.5)	(74.1)
Total liabilities and stockholders’ deficit	$762.0	$705.5